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                                                                 EXHIBIT 99.A4-2


                                Exhibit 27(h)(iv)



     Amendment No. 21 to Participation Agreement between AEGON/Transamerica
          Series Fund, Inc. and Western Reserve dated September 1, 2003


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                               AMENDMENT NO. 21 TO
                          PARTICIPATION AGREEMENT AMONG
                      AEGON/TRANSAMERICA SERIES FUND, INC.,
                      TRANSAMERICA LIFE INSURANCE COMPANY,
                       AUSA LIFE INSURANCE COMPANY, INC.,
                     PEOPLES BENEFIT LIFE INSURANCE COMPANY,
               TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY AND
                 TRANSAMERICA LIFE INSURANCE AND ANNUITY COMPANY
                 TRANSAMERICA LIFE INSURANCE COMPANY OF NEW YORK

         Amendment No. 21 to the Participation Agreement among AEGON/Transamerica Series Fund, Inc., (the "Fund"), Transamerica Life Insurance Company ("Transamerica"), AUSA Life Insurance Company, Inc. ("AUSA Life"), Peoples Benefit Life Insurance Company ("Peoples"), Transamerica Occidental Life Insurance Company ("TOLIC"), Transamerica Life Insurance and Annuity Company ("TALIAC") and Transamerica Life Insurance Company of New York ("TONY") dated July 1, 1992, as amended ("Participation Agreement").

         WHEREAS, Peoples has, by resolution of its Board of Directors, duly organized and established the AES Private Placement VA Separate Account (the "Account") as a segregated asset account to receive, set aside and invest assets attributable to net premiums and payments received under the Contract and such variable annuity contract will be partly funded by the Fund; and

         WHEREAS, to the extent permitted by applicable insurance law and regulation, Peoples intends to purchase shares in one or more of the portfolios of the Fund to fund their Contracts on behalf of the Account, as specified in Schedule A attached to this Amendment, as such Schedule A is amended by this Amendment No. 21, and as Schedule A may be amended from time to time.

         NOW, THEREFORE, IT IS HEREBY AGREED that Peoples, through its separate accounts, AES Private Placement VA Separate Account will purchase and redeem shares issued by the Fund, subject to the terms and conditions of the Participation Agreement. It is also agreed that Schedule A to the Participation Agreement is hereby amended to add the AES Private Placement VA Separate Account, as an additional "Account;" and to add the Advisor's Edge Select Private Placement contract issued by Peoples, to the list of "Policies" of the Fund.

         IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of June 1, 2002.

TRANSAMERICA LIFE INSURANCE                 AEGON/TRANSAMERICA SERIES
COMPANY                                     FUND, INC.
By its authorized officer                   By its authorized officer

By:      /s/ Larry N. Norman                By:      /s/ John K. Carter
    ----------------------------                --------------------------------
    Larry N. Norman                             John K. Carter
    Title:  President                           Title: Vice President, Secretary
                                                       and General Counsel

AUSA LIFE INSURANCE                         PEOPLES BENEFIT LIFE INSURANCE
COMPANY, INC.                               COMPANY
By its authorized officer                   By its authorized officer

By:     /s/ Larry N. Norman                 By:      /s/ Larry N. Norman
    ----------------------------                --------------------------------
     Larry N. Norman                            Larry N. Norman
     Title:  Vice President                     Title: Executive Vice President

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TRANSAMERICA OCCIDENTAL LIFE                TRANSAMERICA LIFE INSURANCE
INSURANCE COMPANY                           AND ANNUITY COMPANY
By its authorized officer                   By its authorized officer

By:     /s/ Priscilla I. Hechler            By:    /s/ Priscilla I. Hechler
    -----------------------------               -------------------------------
     Priscilla I. Hechler                       Priscilla I. Hechler
     Title:  Assistant Vice President and       Title: Assistant Vice President
             Assistant Secretary                       and Assistant Secretary

TRANSAMERICA LIFE INSURANCE COMPANY OF NEW YORK
By its authorized officer

By:     /s/ Ronald L. Ziegler
    ------------------------------
        Ronald L. Ziegler
        Title:  Vice President

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                               AMENDED SCHEDULE A
                             Effective June 1, 2002
                    Account(s), Policy(ies) and Portfolio(s)
                     Subject to the Participation Agreement

Accounts:         Separate Account VA B
                  Separate Account VA BNY
                  Mutual Fund Account
                  Separate Account VA A
                  Separate Account VA C
                  Separate Account VA D
                  Retirement Builder Variable Annuity Account
                  AUSA Life Insurance Company, Inc. Separate Account C
                  Peoples Benefit Life Insurance Company Separate Account V
                  Legacy Builder Variable Life Separate Account
                  AUSA Series Life Account
                  AUSA Series Annuity Account
                  Transamerica Occidental Life Separate Account VUL-3
                  Separate Account VA E Separate Account VA F
                  Transamerica Occidental Life Separate Account VUL-4
                  Transamerica Occidental Life Separate Account VUL-5
                  Transamerica Life Insurance and Annuity Company on behalf
                           of its Separate Account VA-8
                  Separate Account VA J
                  Transamerica Occidental Life Separate Account VUL-6
                  TA PPVUL 1
                  Separate Account K
                  Separate Account H
                  Separate Account G
                  Separate Account VA-2LNY
                  Separate Account VA-2L
                  Separate Account VL A
                  AES Private Placement VA Separate Account

Policies:         Transamerica Landmark Variable Annuity
                  AUSA Landmark Variable Annuity
                  The Atlas Portfolio Builder Variable Annuity
                  Transamerica EXTRA Variable Annuity
                  Transamerica Access Variable Annuity
                  Retirement Income Builder II Variable Annuity
                  AUSA & Peoples - Advisor's Edge Variable Annuity
                  Peoples - Advisor's Edge Select Variable Annuity
                  Legacy Builder Plus
                  AUSA Financial Freedom Builder
                  Transamerica Elite
                  Privilege Select Variable Annuity
                  Estate Enhancer Variable Life

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                         AMENDED SCHEDULE A (CONTINUED)

Policies (continued):

                  TransSurvivor Life Variable Universal Life
                  TransMark Optimum Choice Variable Annuity
                  TransUltra(R) Variable Universal Life
                  AUSA Freedom Elite Builder
                  AUSA Premier Variable Annuity
                  Immediate Income Builder II
                  Premier Asset Builder Variable Annuity
                  TransAccumulator VUL cv
                  AUSA Freedom Wealth Protector
                  Advantage V
                  Retirement Income Builder Variable Annuity
                  Retirement Income Builder III Variable Annuity
                  Dreyfus Advisor Advantage Variable Annuity
                  Dreyfus Access Advantage Variable Annuity
                  Dreyfus/Transamerica Triple Advantage(R) Variable Annuity (NY) Dreyfus/Transamerica Triple Advantage(R) Variable Annuity Transamerica Variable Life
                  Advisor's Edge Select Private Placement

Portfolios:       AEGON/Transamerica Series Fund, Inc.
                           Janus Growth
                           AEGON Bond
                           Transamerica Money Market
                           Janus Global
                           LKCM Strategic Total Return
                           Van Kampen Emerging Growth
                           Alger Aggressive Growth
                           Federated Growth & Income
                           PBHG/NWQ Value Select
                           GE U.S. Equity
                           Clarion Real Estate Securities
                           T. Rowe Price Dividend Growth
                           T. Rowe Price Small Cap
                           Goldman Sachs Growth
                           PBHG Mid Cap Growth
                           Salomon All Cap
                           Dreyfus Mid Cap
                           Third Avenue Value
                           Transamerica Value Balanced
                           Great Companies - America (sm)
                           Great Companies - Technology (sm)
                           Value Line Aggressive Growth

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                         AMENDED SCHEDULE A (CONTINUED)

Portfolios:       AEGON/Transamerica Series Fund, Inc. (continued)

                     Gabelli Global Growth
                     Great Companies - Global(2)
                     LKCM Capital Growth
                     American Century International
                     American Century Income & Growth
                     Munder Net50
                     BlackRock Large Cap Value
                     BlackRock Mid Cap Growth
                     BlackRock Global Science & Technology
                     Aggressive Asset Allocation
                     Capital Guardian Global
                     Capital Guardian U.S. Equity
                     Capital Guardian Value
                     Conservative Asset Allocation
                     Dreyfus Small Cap Value
                     J.P. Morgan Enhanced Index
                     Janus Balanced
                     Janus Growth II
                     Jennison Growth
                     MFS High Yield
                     Moderate Asset Allocation
                     Moderately Aggressive Asset Allocation
                     PIMCO Total Return
                     Protected Principal Stock
                     T. Rowe Price Equity Income
                     T. Rowe Price Growth Stock
                     Transamerica Equity
                     Transamerica Convertible Securities
                     Transamerica Growth Opportunities
                     Transamerica U.S. Government Securities
                     Van Kampen Active International Allocation
                     Van Kampen Asset Allocation
                     Van Kampen Money Market